EXHIBIT 99.1

For more information:
Joe McCreery - Head of Investor Relations
903-988-6425
ir@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
ANNOUNCES THE CLOSING OF THE ACQUISITION OF CERTAIN SUBSIDIARIES
OF ATLAS PIPELINE PARTNERS, L.P.

KILGORE, TX - May 14, 2014 (GLOBE NEWSWIRE) - Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today that it has closed its previously announced acquisition of all of the outstanding membership interests in Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC (collectively, “Holdings”). Holdings owns a 19.8% limited partnership interest and a 0.2% general partnership interest in West Texas LPG Pipeline L.P. (“WTLPG”). WTLPG is operated by Chevron Pipe Line Company, which owns the remaining 80.0% interest.

About Martin Midstream Partners L.P. (NASDAQ: MMLP)
Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.